U. S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             Norrlanska Kross, Inc.,
             (Exact name of registrant as specified in its charter)

Colorado                                                          84-1185845
(State or other jurisdiction   (Primary Standard Industrial    (I.R.S. Employer
of incorporation or             Classification Code Number)  Identification No.)
organization)

10077 E. County Line Road, Longmont, Colorado                              80501
(Address of registrant's principal executive offices)                 (Zip Code)

                                 (303) 772-3316
              (Registrant's Telephone Number, Including Area Code)

                              Thomas E. Stepp, Jr.
                                 Stepp Law Group
                           1301 Dove Street, Suite 460
                         Newport Beach, California 92660
                                  949.660.9700
                             Facsimile 949.660.9010
            (Name, Address and Telephone Number of Agent for Service)

Approximate date of proposed sale to the public: From time to time after this registration statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
====================================================================================================================

       Title of each class               Amount         Proposed maximum       Proposed maximum        Amount of
          of securities                  to be           offering price           aggregate          registration
        to be registered               registered           per share           offering price            fee
--------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value          500,000(1)             $0.50              $250,000.00            $66.00
--------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value         1,419,304(2)            $0.25              $354,826.00            $93.67
--------------------------------------------------------------------------------------------------------------------
 Common Stock, $.001 par value          419,000(2)            $0.25              $104,750.00            $27.65
====================================================================================================================

                         Total Registration Fee: $187.32

(1)  Represents shares offered for sale by Norrlanska Kross, Inc.

(2) Represents shares offered by selling shareholders. The offering price of $0.25 per share for the selling shareholders was estimated for the purpose of calculating the registration fee pursuant to Rule 457 of Regulation C. Selling shareholders may sell at market.

(2)  Represents shares underlying outstanding warrants.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                             Preliminary Prospectus
                             Norrlanska Kross, Inc.,
                             a Colorado corporation

                        2,338,304 Shares of Common Stock

This prospectus relates to 2,338,304 shares of common stock of Norrlanska Kross, Inc., a Colorado corporation. 1,419,304 of these shares are issued and outstanding shares of our common stock, acquired by the selling security holders in private placement transactions which were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933. There currently is no market for our common stock, and we have not applied for listing or quotation on any public market.

Additionally, we are offering 500,000 shares of our common stock. The purchase price is $0.50 per share. We are offering the shares without any underwriting discounts or commissions. If all of the shares offered by us are purchased, the proceeds to us will be $250,000.00, less broker-dealer fees and the costs of the offering.

We are also registering 419,000 shares of our common stock underlying outstanding warrants.

See the portion of this prospectus entitled "Risk Factors" beginning on Page 5 for factors to be considered before investing in the shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. The selling security holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                  The date of this prospectus is May __, 2001.
                             Subject to completion.

                                TABLE OF CONTENTS

     Prospectus Summary ..............................................    4
     Risk Factors ....................................................    5
     Use of Proceeds .................................................    7
     Determination of Offering Price .................................    7
     Dilution ........................................................    8
     Selling Security Holders ........................................    9
     Plan of Distribution ............................................   16
     Legal Proceedings ...............................................   17
     Directors, Executive Officers, Promoters and Control Persons
          Security Ownership of Certain Beneficial Owners and
          Management .................................................   17
     Description of Securities .......................................   19
     Interest of Named Experts and Counsel ...........................   19
     Disclosure of Commission Position on Indemnification for
          Securities Act Liabilities .................................   19
     Organization Within Last Five Years .............................   20
     Description of Business .........................................   20
     Management' Discussion and Analysis of Financial Condition
          and Results of Operations ..................................   21
     Description of Property .........................................   22
     Certain Relationships and Related Transactions ..................   22
     Market for Common Equity and Related Stockholder Matters ........   23
     Executive Compensation ..........................................   24
     Financial Statements ............................................   F-1 through F-19
     Changes in and Disagreements with Accountants on Accounting
          and Financial Disclosure ...................................   25
     Legal Matters ...................................................   25
     Experts .........................................................   25
     Additional Information ..........................................   25
     Indemnification of Directors and Officers .......................   26
     Other Expenses of Issuance and Distribution .....................   26
     Recent Sales of Unregistered Securities .........................   26
     Exhibits ........................................................   27
     Undertakings ....................................................   28
     Signatures ......................................................   29
     Power of Attorney ...............................................   30

Outside Back Cover Page

Dealer Prospectus Delivery Obligation
Until _______, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligations to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Prospectus Summary

Our Business:                           Our principal business address is 10077
                                        County Line, Longmont, Colorado 80501;
                                        our telephone number (303) 772-3316.

                                        Our original business consisted of
                                        management consulting for an
                                        unconsolidated affiliate corporation.
                                        In or about October 1996, our
                                        management changed the plan of
                                        operation in order to engage in the
                                        business of acquiring an asset or
                                        business through a merger or
                                        acquisition. We currently own and
                                        operate two wholly owned subsidiaries
                                        Caseel, Inc., a Colorado corporation,
                                        and Enviro-Quest Technologies U.S.A.,
                                        Inc. Additionally, we have an interest
                                        in Battery Power Online U.S.A., Inc., a
                                        Colorado corporation.

Our State of Organization:              We were incorporated in Colorado on
                                        December 11, 1991.

Number of Shares Being Offered:         The selling security holders want to
                                        sell 1,419,304 shares of our common
                                        stock. The offered shares were acquired
                                        by the selling security holders in
                                        private placement transactions, which
                                        were exempt from the registration and
                                        prospectus delivery requirements of the
                                        Securities Act of 1933. We intend to
                                        sell 500,000 shares of our common stock
                                        being registered pursuant to this
                                        registration statement. We are also
                                        registering 419,000 shares of common
                                        stock underlying outstanding warrants
                                        held by 10 of our shareholders,
                                        including our president and sole
                                        director, Mr. Wiegand.

Number of Shares Outstanding            1,419,304 shares of our common stock
After the Offering:                     are currently issued and outstanding.
                                        If we sell all of the shares we are
                                        offering, 1,919,304 shares of our
                                        common stock will be issued and
                                        outstanding. If all outstanding
                                        warrants are exercised, we will have an
                                        additional 419,000 common shares issued
                                        and outstanding. We have no other
                                        securities issued.


Estimated use of                        We will receive gross proceeds of
proceeds:                               $250,000.00, if all of the shares
                                        offered by us at $0.50 per share are
                                        purchased. Some of those proceeds will
                                        be used to pay the costs of the
                                        offering and broker-dealer fees. We
                                        intend to use the remaining proceeds
                                        from such sale for corporate
                                        development and for working capital.
                                        The proceeds from the sale of the
                                        shares we are registering will be
                                        immediately available for use by us.
                                        The proceeds from the sale of the
                                        shares we are registering will not be
                                        held in escrow. We will not receive any
                                        of the proceeds from the sale of those
                                        shares being offered.

                                  RISK FACTORS

In addition to the other information in this prospectus, the following risk factors should be considered carefully in evaluating our business before purchasing any of our shares of common stock. A purchase of our common stock is speculative in nature and involves a lot of risks. No purchase of our common stock should be made by any person who is not in a position to lose the entire amount of his investment.

Because we are a company with losses since our formation and we anticipate that we will lose money in the foreseeable future, we may not be able to achieve profitable operations.

We were incorporated in December 1991. As of December 31, 2000, our losses since inception were approximately $196,399. We have not generated any revenues and we do not anticipate that we will generate any revenues in our current fiscal year in our current fiscal year. Our prospects must be considered speculative, considering the risks, expenses, and difficulties frequently encountered in the establishment of a new business. We cannot guaranty that we will be able to achieve profitable operations.

Our ability to succeed is uncertain because we currently have limited sources of revenue. Therefore, investors may lose all or part of their investment, if we do not raise additional capital or generate revenues.

Our only current source of working capital is derived from the sale of our common stock. We have not yet generated any revenues. Our ability to generate revenues are significantly limited and, to fund the completion of our development, we need additional capital. We cannot guaranty that we will be able to obtain additional financing at commercially reasonable rates.

We have no operating history nor revenue and minimal assets and operate at a loss.

We have no revenues or earnings from operations. We have has no significant assets or financial resources. We have operated at a loss to date and will, in all likelihood, continue to sustain operating expenses without corresponding revenues. James Wiegand, our sole director, officer and principal shareholder has paid all of our expenses. We cannot assure you that we will ever be profitable.

The success of our proposed plan of operation will depend to a great extent on the operations, financial condition and management of our subsidiaries and Battery Power Online, Inc.

We own and operate two subsidiaries, Caseel, Inc. and EnviroQuest Technologies, U.S.A., Inc. We also hold a significant ownership interest in Battery Power Online, Inc., which was incorporated in December 1999 and has only generated limited revenues. The prospects of these businesses must be considered speculative, considering the risks, expenses, and difficulties frequently encountered in the establishment of a new business. We cannot guaranty that unanticipated technical or other problems will not occur which would result in material delays in future product and service commercialization or that the efforts of any of these businesses will result in successful product and service commercialization. We cannot guaranty that we, our subsidiaries, or any other business in which we have an interest will be able to achieve profitable operations.

We anticipate that we will need to raise additional capital to complete our development.

To complete our development, we will be required to raise additional funds. We believe that we may be able to acquire additional financing at commercially reasonable rates. We cannot guaranty that we will be able to obtain additional financing at commercially reasonable rates. We anticipate that we will spend a lot of funds on our development. Our failure to obtain additional funds would significantly limit or eliminate our ability to fund our development. This would have a material adverse affect on our ability to continue our operations.

We anticipate that we may seek additional funding through public or private sales of our securities. That could include equity securities, or through commercial or private financing arrangements. Adequate funds may not be available when needed or on terms acceptable to us. In the event that we are not able to obtain additional funding on a timely basis, we may be required to limit any proposed operations, which could have a material adverse affect on our results of operations.

Our officers and sole director are engaged in other activities that could have conflicts of interest with us. Therefore, they may not devote sufficient time to our affairs.

The persons serving as our officers and our sole director have existing responsibilities and may have additional responsibilities to provide management and services to other entities. As a result, conflicts of interest between us and the other activities of those entities may occur from time to time, in that our officers and director shall have conflicts of interest in allocating time, services, and functions between the other business ventures in which they may be or become involved and our affairs.

Mr. Wiegand effectively controls our management. Our officers, director and principal security holders would beneficially own approximately 48.8% of our outstanding shares of common stock if they exercised all outstanding warrants to purchase our common stock. Such concentrated control allows these shareholders to exert significant influence in matters requiring approval of our shareholders.

Currently, we have only one director, James Wiegand, who also serves as our president. His wife, Janet Collins, is our secretary. Mr. Wiegand, Ms. Collins, and our principal (greater than 5%) security holders, taken as a group, together with their affiliates, beneficially own, in the aggregate, approximately 39.8% of our issued and outstanding common stock, and would own 48.8% of our outstanding shares of common stock if Mr. Wiegand exercised all his warrants to purchase common stock. Such concentrated management, ownership and control of the company may adversely affect the price of our common stock. Mr. Wiegand, Ms. Collins and our principal security holders may be able to exert significant influence, or even control, matters requiring approval by our security holders, including the election of directors. Such concentrated control may also make it difficult for our shareholders to receive a premium for their shares of our common stock in the event we merge with a third party or enter into a different transaction which requires shareholder approval.

Because we will be subject to the "penny stock" rules, the level of trading activity in our stock may be reduced.

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks, like shares of our common stock, generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on Nasdaq. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

We lack a public market for shares of our common stock, which may make it difficult for investors to sell their shares.

There is no public market for shares of our common stock. We cannot guaranty that an active public market will develop or be sustained. Therefore, investors may not be able to find purchasers for their shares of our common stock. Should there develop a significant market for our shares, the market price for those shares may be significantly affected by such factors as our financial results and introduction of new products and services. Factors such as announcements of new or enhanced products by us or our competitors and quarter-to-quarter variations in our results of operations, as well as market conditions in the high technology sector may have a significant impact on the market price of our shares. Further, the stock market has experienced extreme volatility that has particularly affected the market prices of stock of many companies and that often has been unrelated or disproportionate to the operating performance of those companies.

Because we lack a public market for shares of our common stock, the offering price of the shares will be arbitrarily determined by the selling security holders. Therefore, investors may lose all or part of their investment if the price of their shares is too high.

Our common stock is not publicly traded and we do not participate in the OTC Bulletin Board, an electronic quotation medium for securities traded outside the Nasdaq Stock Market. We cannot guaranty that an active public market for our stock will develop or be sustained. Therefore, the offering price of shares of our common stock may be arbitrarily determined by the selling security holders. Accordingly, purchasers may lose all or part of their investments if the price of their shares is too high. A purchase of our stock in this offering would be "unsuitable" for a person who cannot afford to lose his entire investment.

We are registering all of the issued and outstanding shares of common stock, including those shares owned by our officers and director. The selling security holders, including our officers and director, may sell all of their shares as soon as possible, which could significantly decrease the price of our common stock and reduce our officers' and director's desire to see us succeed.

All of the stock owned by the selling security holders, including our officers and director, will be registered by the registration statement of which this prospectus is a part. The selling security holders, including our officers and director, may sell some or all of their shares immediately after they are registered. In the event that the selling security holders sell some or all of their shares, the price of our common stock could decrease significantly.

In the event that our officers and director sell all or some of their common stock, a conflict of interest will occur between our officers' and director's duties to us and their personal interests in selling their shares. Mr. Wiegand has paid our expenses because he has a significant equity interest in the company. In the event that that Mr. Wiegand sells some or all of his shares, he may not have a continued incentive to fund our operations and pay our expenses. We cannot assure you that the officers and director will not sell some or all of their shares as soon as they are registered.

Information in this prospectus contains "forward looking statements" which can be identified by the use of forward-looking words such as "believes", "estimates", "could", "possibly", "probably", "anticipates", "estimates", "projects", "expects", "may", "will", or "should" or other variations or similar words. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to those forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from the future results anticipated by those forward-looking statements. Among the key factors that have a direct bearing on our results of operations are the effects of various governmental regulations, the fluctuation of our direct costs and the costs and effectiveness of our operating strategy. Other factors could also cause actual results to vary materially from the future results anticipated by those forward-looking statements.

Use of Proceeds

We will not receive any proceeds from the sale of shares of our common stock being offered by the selling security holders. We will receive gross proceeds of $250,000 if all of the shares of common stock offered by us at $0.50 per share are purchased. Assuming all of the shares are purchased, we intend to use the net proceeds, after paying the costs of the offering and and broker-dealer fees, in the following manner:

     o    70% for working capital; and

     o 30% for corporate development which includes hiring executive management and paying fees and costs associated with compliance requirements.

Determination of Offering Price

Factors Used to Determine Share Price. The offering price of the 500,000 shares of common stock being offered by us has been determined primarily by our capital requirements and has no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have no significant operating history and have not generated any revenues to date, the price of the shares of common stock is not based on past earnings, nor is the price of the shares indicative of current market value for the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion.

The offering price of the shares being offered by the selling security holders has no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have no significant operating history and have not generated any revenues to date, the price of our commons stock is not based on past earnings, nor is the price of the shares of our common stock indicative of current market value for the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion.

Dilution

We are intending to sell 500,000 shares of our common stock being registered by this registration statement. We are also registering 419,000 shares of our common stock underlying outstanding warrants. We were initially capitalized by the sale of our common stock. The following table sets forth the number of shares of common stock purchased from us, the total consideration paid and the price per share. The table assumes all 500,000 shares of common stock will be sold and all of the warrants will be exercised.


=======================================================================================================
                                          Shares Issued                Total Consideration
                                 --------------------------     ---------------------------     Price
                                      Number        Percent           Amount        Percent   Per Share
-------------------------------------------------------------------------------------------------------
Private Placement Shareholders   1,419,304 Shares    60.7%         $160,775.00       31.2%      $0.11
                                                                 (includes cash
                                                                and stock payment
                                                                  for services)
-------------------------------------------------------------------------------------------------------
Purchasers of Shares(1)          500,000 Shares      21.4%         $250,000.00       48.5%      $0.50
-------------------------------------------------------------------------------------------------------
Shares underlying Warrants(2)    419,000 Shares      17.9%         $104,750.00       20.3%      $0.24
-------------------------------------------------------------------------------------------------------
Total                            2,338,304 Shares     100%         $515,525.00        100%      $0.22
=======================================================================================================

(1)  Assumes all the shares offered by us are purchased.

(2) Assumes all the Warrants are exercised at exercise prices of $0.20 per share (total of 50,000) and $0.25 per share (total of 379,000).

If all of the offered shares of our common stock are not sold, then the impact of dilution on the ownership interests of purchasers of the offered shares will be less; however, the impact of dilution on the value of the shares purchased will be more.

The following table sets forth the difference between the offering price of the shares of our common stock being offered by us, the net tangible book value per share, and the net tangible book value per share after giving effect to the offering by us, assuming that all of the shares of the common stock offered by us are sold. Net tangible book value per share represents the amount of total tangible assets less total liabilities divided by the number of shares outstanding as of December 31, 2000.

             ======================================================
             Offering Price                        $0.50 per share
             ------------------------------------------------------
             Net tangible book value at 12/31/00   $0.014 per share
             ======================================================

===============================================================================
Net tangible book value after giving effect to the offering     $0.14 per share
-------------------------------------------------------------------------------
Per Share Dilution to New Investors                             $0.36 per share
-------------------------------------------------------------------------------
Percent Dilution to New Investors                                            72%
===============================================================================

The shares offered for sale by the selling security holders are already outstanding and, therefore, do not contribute to dilution.


Selling Security Holders

The following table sets forth the number of shares, which may be offered for sale from time to time by the selling security holders. The shares offered for sale constitute all of the shares known to us to be beneficially owned by the selling security holders. None of the selling security holders has held any position or office with us, except as specified in the following table. Other than the relationships described below, none of the selling security holders had or have any material relationship with us.

NAME OF SELLING
SHAREHOLDER                                    NUMBER OF SHARES
Danny Aboussie                                         100
Matthew Aboussie                                       100
Michael Aboussie                                       100
Dick Abruzese                                          100
Amery Coast Corporation                             42,500
T. Amory                                               100
Clifton Anson                                          100
Daniel Babcok                                          100
Rebecca Babcock                                        100
Ammon N. Balaster                                      100
Betty B. Barman                                        100
Edward Behnke                                          100
Sandra Behnke                                          100
Chuck Beisheim                                         100
Richard Bennett                                        100
Bob Berger                                             100
Scott Berry                                            100
John R. Billings                                    20,000
Gordon Blair                                           100
Janet Blair                                            100
Trend James Bohlender                                  100
David Borness                                          100
Diane E. Brauer                                        100
Jeffrey Brauer                                         100
Kenneth Brauer                                         100
Sara Brauer                                            100
Tammy Brauer                                           100
Nathan Breeding                                        100
Craig Brown                                            100
Jim Brown                                           10,000
Michael W. Brown                                       200
Bonnie Brundage                                        100
Charles E. Brundage                                    100
Alyssa A. Burgess                                      100
Christopher R. Burgess                                 100
Jill J. Burgess                                        100

NAME OF SELLING
SHAREHOLDER                                    NUMBER OF SHARES
Kelly L. Burgess                                       100
Robert C. Burgess                                    4,000
Ryan C. Burgess                                        100
Virginia M. Burgess                                    100
Joe Carlson                                            100
John Carver                                         10,000
John R. Carver                                      50,000
John T. Cento                                          100
Bill Chapman                                           100
Chiu-Yeuh Chen                                         100
Yao-Hui Chen                                           100
Yu-Cheng Chen                                          100
Yu-Chih Chen                                           100
Anita Childers                                         100
Ray L. Cole                                            400
Helen S. Collins                                       100
Anna Collins and Gary Handschumacher                 5,000
Janet S. Collins                                    52,000
Marcia Collins                                       5,100
Michael A. Collins-Wiegand                          46,104
Paul Cooksey                                           100
Don Cordell                                            100
Norman L. Cox                                          100
Carol Cramton                                          100
Isaac Crawford                                         100
Kristen Crawford                                       100
Lonnie Crawford                                        100
Randolph G. Currier                                    100
Bruce Daker                                            100
Cally B. Daker                                         100
Casey J. Daker                                         200
Chase L. Daker                                         100
Corey J. Daker                                         100
Dennis C. Daker                                        100
Janice L. Daker                                        100
Lynn W. Daker                                          100
Meribeth Daker                                         100
Paul Daker                                          60,000
Paul E. Daker                                       14,000
Wanda E. Daker                                         100
Geoffrey C. Danek                                      100
Edwin M. Daniels                                       100
Arlene M. Davis                                        100
Trinh H. Dean                                          100
Kathy Delong                                           100
Kimberly R. Demshki                                    100
Kristin L. Demshki                                     100
Kyle R. Demshki                                        100
Timothy J. Demshki                                     100
Barbara Denny                                          100
Sherdom Denny                                          100
Paul Devalle                                           100
Richard S. Drozdz                                      100
David Dunham                                           100

NAME OF SELLING
SHAREHOLDER                                    NUMBER OF SHARES
Hugo G. Durand                                         100
Elda Edwards                                           100
Jim Edwards                                            100
Tom Egge                                               100
Barb Ehr                                               100
Peter J. Entringer                                     100
Dorothy Euteneuer                                      100
Jon Faurot                                             100
Blake Feik                                             100
Clarence Fenchel                                       100
Leota Fenchel                                          100
Jim Forjan                                             100
Brendon Fowler                                         100
Brienne Fowler                                         100
Don Fowler                                             100
Jillian Fowler                                         100
Sean Fowler                                            100
Thomas Fowler                                       26,500
Sue Franklin                                           100
Philip Frence                                          100
Steven A. Gartner                                      100
Bernard Ginsberg                                       100
Andrea F. Glasow                                       100
Barbara L. Glasow                                      100
Muriel L. Glasow                                       100
Robert C. Glasow                                       100
Tim Glasow                                          10,000
Letha Glaum                                            400
Stanley Glaum                                          400
Tyler Glaum                                            400
John B. Goforth Jr.                                    100
John B. Goforth III                                    100
Marjorie Goforth                                       100
John Gorton                                          1,500
William D. Gorton                                   15,000
William D. Gorton and Jeannette A. Gordon           10,500
George Grashoff                                        100
Anthony M. Graza                                       100
Robert H. Greene                                       100
Charles H. Grund                                       100
Gail Grund                                             100
Gregory Grund                                          100
Lois Grund                                             100
Claudia Guenther                                       100
Brent Gustin                                           100
Clare Gustin                                           100
Keith Gustin                                           100
Addy Halkin                                            100
Jesse Halkin                                           100
Paul Halkin                                            100
Susan Halkin                                           100
Susan Hamman                                           100
Gary Handschumacher                                    100
Don Handschumacher-Collins                             100

NAME OF SELLING
SHAREHOLDER                                    NUMBER OF SHARES
Aldwin Harder                                          400
George B. Harris                                       100
J. H. Harris                                           100
Paul Harris                                            100
Carissa Heckert                                        100
Stacy Heckert                                          100
Harold P. Helmkampf                                    100
Sonya W. Helmkampf                                     100
Ken Heng                                               100
Doug Hibbard                                           100
Annie Hibbs                                            100
William Hibbs                                          100
Ann Himes                                              100
Doug Hines                                             100
Paul Holden                                            100
David B. Hornberger                                    100
David M. Hrysko                                        100
Connie Iacopelli                                       100
Ken Jensen                                             100
Larry Johnston                                         100
Larry Johnston                                      98,000
Larry Neil Johnston Living Trust dtd 2/7/2001       40,000
Donnell Jones                                          100
Jim Jones                                              100
Karl Kao                                               100
Vivia Kao                                              100
Carrie Karlson                                         100
Bruce Kendrex                                          100
Jennifer Kieser                                        100
TamiLynne Kieser                                       100
Ray A. Killian, Jr.                                    100
Anne Knecht                                            100
Steve Knecht                                           100
Pat Knerk                                              100
Thompson D. Knox                                       100
Thompson D. Knox                                       100
Skip Koenig                                            100
Luke Lamb                                              100
Jeff Larson                                         12,600
Mr. and Mrs. Pete Lechner                              100
Richard Ledbetter                                      100
Lief Leirfallom                                        100
Susan Lennard                                          100
Stuart M. Leudan                                       100
Mark J. Lewis                                          100
Julie Livingston                                       400
M. B. Lo                                             2,500
Mei-ban Lo                                          22,100
Aaron Lobato                                           100
Andre Lobato                                           100
Rudy Lobato                                            100
John Lockridge                                         100
Ronald Lom                                             100
Leroy Loomis                                           100

NAME OF SELLING
SHAREHOLDER                                    NUMBER OF SHARES
Mark Lund                                              100
Jacques Machol Jr.                                     100
Brett MacInniss                                        100
Bev Malloy                                             100
Dan Malloy                                             100
Edward Mangold                                         100
Harriet Mangold                                        100
Ken Mapp                                               100
Yvonda Martin                                          100
Donna Maxwell                                          100
Phil Mayer                                             100
Jim McClay                                             100
Brett T. McCoy                                         400
Robert McDonald                                        100
Mr. and Mrs. Robert McDonald                           100
Stephanie W. McDonald                                  100
Thomas L. McDonald                                     200
James E. McGee III                                     100
John J. McGee                                          100
John McGraw                                            100
John McLeod                                            100
William McLeod                                         100
Lee Melcer                                             100
Robert J. Mogley                                       100
Ernie Moody                                            100
Guerry L. Moore                                        100
John Murphy                                            100
Holly Murray                                           100
Leon Nash                                              100
Chris Neuer                                            100
Fred Neuer                                          98,000
Kili Nimani                                         15,000
Cham Ocondi                                            100
Dennis Ocondi                                          100
Lisbeth Ocondi                                         100
Mark Ocondi                                            100
Dan Page                                               200
Tom Palmer                                             100
John A. Palumbo                                        100
Cindy Pastor                                           100
Victor Pastor                                          100
B. R. Patterson                                        100
Lou H. Pellican                                        100
Arthur Perri                                           100
Michelina Perri                                        100
Dave Perrin                                            100
Steven B. Poppitz                                      100
Deborah Rahal                                          100
Timothy A. Ramsey                                      400
Thomas L. Reed                                         100
Rex Reese                                              100
Janella Reid                                           100
Johanna Reid                                           100
Robert Burgess                                      10,000

NAME OF SELLING
SHAREHOLDER                                    NUMBER OF SHARES
Kent R. Robarge                                        100
Marnette Robbin                                        100
Victor Robertson                                       100
Anita M. Robinson                                      100
Clifford J. Robinson                                   100
David A. Robinson                                      100
Donna Robinson                                         100
Helen Robinson                                         100
Mary L. Robinson                                       100
Patricia Robinson                                      100
Paul L. Robinson                                       100
Steven Robinson                                        100
Steve D. Rogers                                        100
Al Russell                                             100
Leroy Sante III                                        100
Duane Sauser                                           100
Gary F. Sauser                                         100
Thomas A. Sauser                                       100
Uarda Sauser                                           100
Patricia Saylor                                        100
Bruce Scafe                                            100
Stephen Schallehn                                      400
Jo Schulte                                             100
Louis Schulte                                          100
Luanne Schulte                                         100
Maury Schulte                                          100
Amalia Scott                                           100
David Scott                                            100
John Sherard                                           100
Sarah Sherard                                          100
Rudolph Shoats                                         100
Jojean Shulte                                          100
Steve Smith                                            100
Jeff Smyth                                             100
Ron Sodrel                                             100
Don Starks                                             100
Randal St. Mary                                        100
Dow M. Summers                                         400
Mark Temkin                                            100
Frederick J. Thatcher                               20,000
Frederick J. Thatcher                               12,000
Jill Thatcher                                          200
Judy Thatcher                                          100
Lindley Thatcher                                       100
Mark Thatcher                                          100
David J. Thein                                         100
Kevin Totzke                                           100
Bill Trabue                                            100
Nancy Trabue                                           100
L. Scott Tuttle                                        100
Megan Vallender                                        100
Denise I. Van Houten                                   100
Denise I. Van Houten                                   100
Francis "Butch" Van Houten                             100

NAME OF SELLING
SHAREHOLDER                                    NUMBER OF SHARES
Brick Verser                                        30,000
Fort Verser                                            400
Martha Verser                                          400
Myra Verser                                            400
Rocke Verser                                           400
Sheila Verser                                          400
Kathleen Walsh                                         100
Ward Walsh                                             100
Neil Wangsness                                         100
Bill Ward                                              100
Frank H. Ward                                          100
Don C. Weir                                            100
Bob Weiss                                              100
Elton H. Wetz                                          100
Doc White                                              100
Myrtle White                                           100
Dede Widjaja                                           100
Tuti Widjaja                                           100
Antonia Wiegand                                        100
Corey Wiegand                                       40,100
Edward L. Wiegand                                      100
Gretchen L. Wiegand                                    100
Herbert C. Wiegand                                     100
Herbert C. Wiegand Jr.                                 100
Teale A. Wiegand                                       100
James Wiegand                                      513,400
Mark E. A. Wiegand                                  17,100
Eugenia Wiegand-Sprich                                 100
Deborah B. Williamson                                  100
Eric J. Williamson                                     100
Jennifer A. Williamson                                 100
Joseph A. Williamson                                   100
Peggy Sue Wold                                         100
Emily Wotka                                            100
Gloria W. Wotka                                        100
Joseph A. Wotka                                      5,225
Joseph A. Wotka c/f Thomas N. Wotka                    100
Joseph A. Wotka custodian for
          Michael Wotka                             23,125
Joseph A. Wotka c/f Jonathan Wotka                  23,125
Joseph A. Wotka c/f Andrea Wotka                    23,125
Thomas H. Wotka                                        100
Thompson D. Wotka                                      100
Paul Wright                                            100
Denise Young                                           100
James Yu                                               100
Joe Yu                                                 100
L.K. Yu                                                100

Plan of Distribution

We are registering 500,000 shares of our common stock in contemplation of offering unrestricted common stock to a limited number of potential purchasers. We do not currently have an agreement with these potential purchasers for the sale of all or any portion of those 500,000 shares of our common stock. The termination date of the offering will occur no later than 12 months from the date this registration statement is declared effective by the Securities and Exchange Commission. There is no minimum number of shares that must be purchased by each prospective purchaser and the maximum number of shares we will sell is 500,000. We will not place the funds raised in an escrow account; therefore, all funds will be available for immediate utilization. We are also registering 419,000 shares of common stock underlying outstanding warrants held by 10 of our current shareholders.

The selling security holders may sell our common stock in the over-the-counter market, or on any securities exchange on which our common stock is or becomes listed or traded, in negotiated transactions or otherwise. The selling security holders may sell our common stock at prices then prevailing or related to the then current market price or at negotiated prices. The shares will not be sold in an underwritten public offering. The shares may be sold directly or through brokers or dealers. The methods by which the shares may be sold include:

     o purchases by a broker or dealer as principal and resale by such broker or dealer for its account;

     o ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

     o    privately negotiated transactions.

The shares of common stock being offered by the selling security holders have not been registered for sale under the securities laws of any state as of the date of this prospectus. Brokers or dealers effecting transactions in the shares of our common stock should confirm the registration thereof under the securities laws of the states in which transactions occur or the existence of any exemption from registration or qualification.

Brokers and dealers engaged by selling security holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from selling security holders, or, if any such broker-dealer acts as agent for the purchaser of such shares, from such purchaser, in amounts to be negotiated. Broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as agent for a selling security holder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to such selling security holder. Broker-dealers who acquire shares as principal may resell those shares from time to time in the over-the-counter market or otherwise at prices and on terms then prevailing or then related to the then-current market price or in negotiated transactions and, in connection with such resales, may receive or pay commissions. In the event that a broker-dealer is added as a formal participant to the marketing effort of the selling security holders, we will file a post effective amendment to disclose such event.

The selling security holders and any broker-dealers participating in the distributions of the shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933. Any profit on the sale of shares by the selling security holders and any commissions or discounts given to any such broker-dealer may be deemed to be underwriting commissions or discounts. The shares may also be sold pursuant to Rule 144 under the Securities Act of 1933 beginning one year after the shares were issued.

We have filed the registration statement, of which this prospectus forms a part, with respect to the sale of the shares by the selling security holders. There can be no assurance that the selling security holders will sell any or all of the offered shares.

Under the Securities Exchange Act of 1934 and the regulations thereunder, any person engaged in a distribution of the shares of our common stock offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable "cooling off" periods prior to the commencement of such distribution. Also, the selling security holders are subject to applicable provisions which limit the timing of purchases and sales of our common stock by the selling security holders.

We have informed the selling security holders that, during such time as they may be engaged in a distribution of any of the shares we are registering by this registration statement, they are required to comply with Regulation M. In general,

Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M. These stabilizing transactions may cause the price of our common stock to be more than it would otherwise be in the absence of these transactions. We have informed the selling security holders that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock if the stabilizing bids do not exceed a specified maximum. Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices. Selling security holders and distribution participants are required to consult with their own legal counsel to ensure compliance with Regulation M.

Legal Proceedings

There are no legal actions pending against us nor are any legal actions contemplated by us at this time.

Directors, Executive Officers, Promoters and Control Persons

Executive Officers and Directors. We are dependent on the efforts and abilities of certain of our senior management. The interruption of the services of key management could have a material adverse effect on our operations, profits and future development, if suitable replacements are not promptly obtained. We anticipate that we will enter into employment agreements with each of our key executives. We cannot guaranty that each executive will remain with us during or after the term of his or her employment agreement. In addition, our success depends, in part, upon our ability to attract and retain other talented personnel. Although we believe that our relations with our personnel are good and that we will continue to be successful in attracting and retaining qualified personnel, we cannot guaranty that we will be able to continue to do so. Our officers and directors will hold office until their resignations or removal.

Our directors and principal executive officers are as specified on the following table:

                ===============================================
                Name                 Age    Position
                -----------------------------------------------
                James B. Wiegand     54     President, Director
                -----------------------------------------------
                Janet S. Collins     48     Secretary
                ===============================================

James B. Wiegand. Mr. Wiegand has been our president and one of our directors since our inception. Since 1998, Mr. Wiegand is also the president and a director of Amery Coast Corporation, a Colorado corporation. From 1996 to 1999, Mr. Wiegand is also the president and a director of Dotsero Imports, Inc. Mr. Wiegand received his Bachelor of Science degree from the University of Denver in 1969. Mr. Wiegand is not presently an officer or director of any reporting company; however, from 1974 to 1996 Mr. Wiegand was president and a director of Solar Energy Research Corp., a reporting company.

Janet S. Collins. Ms. Collins has been our secretary since our inception. Ms. Collins is not an officer or director of any reporting company. She has been employed as a Special Education Teacher with the Adams 12 Five Star School District in Northglenn, Colorado since 1990, where her duties include development and implementation of individual education plans for students with developmental disabilities, ages 18 through 21. She also coordinates student auxiliary services and hires, trains, schedules and evaluates para-educators working with the school districts transition services program. She received her Bachelor's Degree at the University of Northern Colorado in May, 1976 and her Masters in Education at Colorado State University in August, 1996.

James B. Wiegand is the spouse of Janet S. Collins, and they have resided in Longmont, Colorado since 1985. There no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining any of our officers or directors from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony. Nor are any of the officers or directors of any corporation or entity affiliated with us so enjoined.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 30, 2001 by each person or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, each of our directors and named executive officers, and all of our directors and executive officers as a group.

                                                                    Amount and Nature of Beneficial
Title of Class           Name and Address of Beneficial Owner       Owner                                   Percent of Class
---------------------    --------------------------------------     ------------------------------------    ------------------------

Common Stock             James B. Wiegand,                          513,400 shares; warrants to              36.2%; if all warrants
                         10077 County Line,                         purchase additional 250,000                 exercised, 45.7%
                         Longmont, Colorado 80501                   shares; president, director


Common Stock             Janet S. Collins                           52,000 shares, secretary                          3.7%
                         10077 County Line,
                         Longmont, Colorado 80501

Common Stock             Larry Johnston                             138,000 shares                                    9.7%
                         1201 Rembrandt Avenue
                         Sunnyvale, CA 94089

Common Stock             Fred Neuer
                         1625 20th Park Place                       98,000 shares                                     6.9%
                         Emporia, KS 66801
                                                                                                              39.8%; if Mr. Wiegand
Common Stock             All directors and named executive          565,400 shares; if Mr. Wiegand           exercises all Warrants,
                         officers as a group                        exercises all Warrants, 815,400                   48.8%
                                                                    shares

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. In accordance with Securities and Exchange Commission rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them. Mr. Wiegand and Ms. Collins are currently married.

Changes in Control. Our management is not aware of any arrangements which may result in "changes in control" as that term is defined by the provisions of Item 403(c) of Regulation S-B.

Description of Securities

We are authorized to issue 25,000,000 shares of no par common stock and 500,000 shares of no par value preferred stock. As of April 21, 2001, 1,439,304 shares of our common stock were issued and outstanding and no shares of our preferred stock are issued and outstanding.

Each shareholder of our common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments. The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of our directors or any other matter. Therefore, the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors. The holders of our common stock are entitled to receive dividends when, as and if declared by our Board of Directors from funds legally available therefore. Cash dividends are at the sole discretion of our Board of Directors. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock. Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

Dividend Policy. We have never declared or paid a cash dividend on our capital stock. We do not expect to pay cash dividends on our common stock in the foreseeable future. We currently intend to retain our earnings, if any, for use in our business. Any dividends declared in the future will be at the discretion of our board of directors and subject to any restrictions that may be imposed by our lenders.

Interest of Named Experts and Counsel

No "expert" or our "counsel" was hired on a contingent basis, or will receive a direct or indirect interest in us, or was a promoter, underwriter, voting trustee, director, officer, or employee of the company, at any time prior to the filing of this registration statement.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Article X of our Articles of Incorporation provides, among other things, that our directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director, except for liability

     o for any breach of such director's duty of loyalty to us or our security holders;

     o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

     o liability for unlawful payments of dividends or unlawful stock purchase or redemption by us; or

     o for any transaction from which such director derived any improper personal benefit.

Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Indemnification Agreements. We anticipate that we will enter into indemnification agreements with Mr. Wiegand pursuant to which we will agree to indemnify him for all expenses and liabilities, including criminal monetary judgments, penalties and fines, incurred by him in connection with any criminal or civil action brought or threatened against such person by reason of him being or having been our officer or director or employee. In order to be entitled to indemnification by us, Mr. Wiegand must have acted in good faith and in a manner Mr. Wiegand believed to be in our best interests and, with respect to criminal actions, Mr. Wiegand must have had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that act and is, therefore, unenforceable.

Organization Within Last Five Years

Transactions with Promoters.

Not applicable.

Description of Business

Our background. We were incorporated in Colorado on December 11, 1991. We were formed to transact any lawful business for which corporations may be incorporated pursuant to the Colorado Corporation Code. During the period from January 1, 1992 (inception) through October 28, 1996, our business consisted of management consulting for an unconsolidated affiliate corporation which was, and had been, a reporting company for approximately 20 years. Commencing October 29, 1996, our management changed the plan of operation in order to engage in the business of acquiring an asset or business through a merger or acquisition.

Our business. We incorporated Caseel, Inc., a Colorado corporation, and Battery Power Online U.S.A., Inc., a Colorado corporation, as wholly owned subsidiaries, on December 4, 2000, and December 19, 2000, respectively. We also incorporated Enviro-Quest Technologies U.S.A., Inc., a Colorado corporation, as a wholly owned subsidiary, on January 26, 2001. All intercompany transactions between our subsidiaries and us were eliminated in consolidation.

Caseel, Inc. On November 3, 2000, we entered into a letter of intent with Cajas de Seguridad Electronic (Bahamas), a Mexican corporation, and its affiliate, All Safes Technology, Inc., a Canadian corporation. Under the terms of the letter of intent, we would incorporate a wholly owned subsidiary, Caseel, Inc., which would acquire all of the issued and outstanding shares of Cajas de Seguridad Electronic (Bahamas), a Mexican corporation, and its affiliate, All Safes Technology, Inc., a Canadian corporation, in exchange for 6.3 million shares of Caseel's common stock. To date, no definitive agreement has been reached between the companies. We cannot guaranty that an agreement will be reached or that the letter of intent will result in a business combination of any type.

Battery Power Online U.S.A., Inc. On January 31, 2001, our wholly owned subsidiary, Battery Power Online U.S.A., Inc., entered into an Agreement and Plan of Reorganization with Battery Power Online, Inc., a Canadian corporation. Under the terms of the agreement, Battery Power Online U.S.A., Inc. acquired, as of March 12, 2001, all of the issued and outstanding shares of Battery Power Online, Inc., in exchange for 6.3 million shares of Battery USA's common stock. Therefore, on March 12, 2001, Battery Power Online U.S.A., Inc. ceased to be our wholly -owned subsidiary, but we retain an ownership interest in that corporation.

Battery Power Online, Inc., a developmental stage company, sells and distributes every type of specialized battery to customers' worldwide over the Internet. Its principal business activities are:

     o the sale and distribution of specialized batteries and related products manufactured by third parties to customers around the world, and

     o    the marketing of Battery Power Centres for in-store retail sales.

The products that Battery Power Online, Inc. sells and distributes include all types of specialized batteries, including primary and rechargeable batteries, along with cutting-edge electronic battery-powered items. Battery Power Online, Inc.'s current website features more than 3,000 types of batteries from all over the world manufactured by more than 6,000 manufacturers. Batteries are cross-referenced to North American battery standards. Battery Power Online, Inc. has already completed online orders from all parts of the United States, and countries around the world, including Australia, India, Holland, and countries in South America.

Enviro-Quest Technologies U.S.A., Inc. On January 15, 2001, we entered into a letter of intent with Enviro-Quest Technologies, Inc., a Canadian corporation. Under the terms of the letter of intent, we would incorporate a wholly owned subsidiary, Enviro-Quest Technologies U.S.A., Inc., which would acquire all of the issued and outstanding shares of Enviro-Quest Technologies, Inc., in exchange for 6.8 million shares of Enviro USA's common stock. We cannot guaranty that an agreement will be reached or that the letter of intent will result in a business combination of any type.

Competition. Our wholly-owned subsidiaries are not currently operational. Battery Power Online, Inc. competes with major suppliers and battery manufacturers throughout the world because it sells and distributes primary and rechargeable batteris and battery-powered items over the Internet. It currently provides consumers with access to 3,000 different types of batteries from 6,000 different manufacturers worldwide. Competition from battery manufacturers and distributors, as well as from retail outlets, will be significant. Most of Battery Power Online's competitors have greater financial resources than it has.

Patents and proprietary rights. We do not presently own any patents, trademarks, licenses, concessions or royalties.

Government regulation. We are not currently subject to direct federal, state or local regulation other than regulations applicable to businesses generally.

Our research and development. We are not currently conducting any research and development activities. We do not anticipate conducting such activities in the near future.

Employees. As of April 21, 2001, we have no employees, other than our officers. We anticipate that we will not hire any employees in the next six months, unless we generate significant revenues. We believe our future success depends in large part upon the continued service of our key senior management personnel.

Facilities. Our executive, administrative and operating offices are located at 10077 County Line, Longmont, Colorado 80501.

Management's Discussion and Analysis of Financial Condition and Results of Operations

Liquidity and capital resources. As of December 31, 2000, we had cash in the amount of $15,753, a significant increase from $402 as of December 31, 1999. Total current liabilities were $47,489 as of December 31, 2000, a decrease over the prior year balance of $66,065, which was primarily due to a decrease in accrued salaries to our president. As of December 31, 2000, we had an accumulated deficit of $196,399. In the absence of any sales or profits, we shall continue to seek funding to meet our working capital needs through the sale of our securities.

Results of operations. We have generated no revenues from our operations since 1996. Total operating expenses for the year ended December 31, 2000 were $54,708 compared to total operating expenses for the year ended December 31, 1999 of $1,560. The increase was due a significant increase in general and administrative expenses. In the year ended December 31, 2000, our net loss was $77,002, compared to a loss of $1,560 for year ended December 31, 1999.

Our plan of operation for the next 12 months. Our plan of operation is materially dependent on raising additional capital. We do not anticipate that we will be able to generate significant revenues in the next twelve months. We can make no prediction as to when, if ever, it will be able to conduct our operations on a profitable basis.

We may need to raise additional capital to complete our development. Such additional capital may be raised through public or private financing as well as borrowings and other sources. We cannot guaranty that additional funding will be available on favorable terms, if at all. If adequate funds are not available, we believe that our officers and directors will contribute funds to pay for its expenses. Our belief that our officers and directors will pay our expenses is based on the fact that our officers and directors have a significant equity interest in us. We believe that our officers and directors will continue to pay our expenses as long as they maintain a significant equity interest in us.

We are not currently conducting any research and development activities. We do not anticipate conducting any other such activities in the next twelve months. We do not anticipate that we will purchase or sell any significant equipment in the next six to twelve months.

We not anticipate any significant changes in the number of employees. The loss of key employees could have a material adverse effect upon our operations.

Description of Property

Property held by us. As of the date specified in the following table, we held the following property:

    =====================================================================
    Property                       December 31, 2000    December 31, 1999
    ---------------------------------------------------------------------
    Cash                                $15,753               $402
    ---------------------------------------------------------------------
    Property and Equipment, net         $     0               $  0
    =====================================================================

Our facilities. Mr. Wiegand, our president and sole director, provides office space to us for $1,500 per year.

Certain Relationships and Related Transactions

Conflicts related to other business activities. The persons serving as our officers and directors have existing responsibilities and, in the future, may have additional responsibilities, to provide management and services to other entities in addition to us. As a result, conflicts of interest between us and the other entities may occur from time to time.

In addition to serving as our president and one of our directors, Mr. Wiegand is the president and a director of Amery Coast Corporation, a Colorado corporation. Mr. Wiegand currently devotes approximately 20% of his time to Amery Coast Corporation. We do not believe that we have any conflicts of interest with the business or industry of Amery Coast Corporation, other than Mr. Wiegand's duty to provide management and services.

We will attempt to resolve any such conflicts of interest in our favor. Our officers and directors are accountable to us and our shareholders as fiduciaries, which requires that such officers and directors exercise good faith and integrity in handling our affairs. A shareholder may be able to institute legal action on our behalf or on behalf of that shareholder and all other similarly situated shareholders to recover damages or for other relief in cases of the resolution of conflicts in any manner prejudicial to us.

Related party transactions.

Mr. Wiegand, our president, sole director and principal shareholder, has provided office space to us at no charge. For the year ended December 31, 1999, $1,500 was included in the accompanying consolidated financial statement as rent expense with a corresponding credit to contributed capital. During the year ended December 31, 2000, we paid Mr. Wiegand $1,500 for use of the office space. The office space was valued at $1,500 per year based on the market rate in the local area.

As of December 31, 1999, we owed Mr. Wiegand, our president and director and principal shareholder, $63,891 for accrued salaries. During the year ended December 31, 2000, Mr. Wiegand used a portion of the accrued salaries as consideration for the exercise of common stock warrants. On July 21, 2000, Mr. Wiegand exercised 487,400 and 24,000 warrants that carried purchase prices of $.10 and $.25 per share, respectively. The purchase price of the stock totaled $54,740, which reduced the obligation owed to Mr. Wiegand from $63,891 to $9,151. During the year ended December 31, 2000, Mr. Wiegand earned salaries totaling $29,850, which increased our obligation to Mr. Wiegand to $39,001. The $39,001 is included in the accompanying consolidated financial statements as due to officer.

On January 26, 2001, we issued 156,004 shares of our no par value common stock to Mr. Wiegand as payment for the $39,001 obligation owed as of December 31, 2000. We valued the stock at $.25 per share, which management determined as the fair value of the common stock based on contemporaneous transactions and other analysis.

During the year ended December 31, 2000, Amery Coast Corporation paid professional fees and general and administrative expenses on our behalf, which totaled $10,625. On July 21, 2000, we issued 42,500 shares of our no par value common stock to Amery Coast Corporation as payment of expenses.

On July 22, 2000, we issued warrants to Mr. Wiegand to purchase 250,000 shares of our no par value common stock at $.25 per share.

We advanced $36,973 to Solar Energy Research Corporation for working capital and received 10,199 shares of Telegon's common stock as payment for the advances. During the same period, we charged Solar Energy Research Corporation $50,700 in management fees and received $16,250 and 9,503 shares of Telegon's common stock as payment for the management fees.

Mr. Wiegand contributed $3,631 to us for the working capital. The $3,631 included in the accompanying consolidated financial statements as additional paid-in capital.

Market for Common Equity and Related Stockholder Matters

Reports to security holders. Our securities are not listed for trading on any exchange or quotation service. We are not required to comply with the timely disclosure policies of any exchange or quotation service. The requirements to which we would be subject if our securities were so listed typically include the timely disclosure of a material change or fact with respect to our affairs and the making of required filings. Although we are not required to deliver an annual report to security holders, we intend to provide an annual report to our security holders, which will include audited financial statements.

As of April 21, 2001, there were 351 record holders of our common stock.

As of April 21, 2001, there were 419,000 outstanding warrants to purchase shares of our common stock. The outstanding warrants entitle the holders the right to purchase of share of common stock at $0.20 to $0.25 per share. These warrants expire from 2004 through 2010. Mr. Wiegand holds 250,000 of these warrants. We are registering the common shares underlying all of the outstanding warrants.

There have been no cash dividends declared on our common stock. In December 1992, we paid a common stock dividend 49,800 shares. Dividends are declared at the sole discretion of our Board of Directors.

Penny stock regulation. Shares of our common stock will probably be subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks are generally equity securities with a price of less than $5.00, except for securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, which contains the following:

     o a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

     o a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to violation to such duties or other requirements of securities' laws;

     o a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the "bid" and "ask" price;

     o    a toll-free telephone number for inquiries on disciplinary actions;

     o definitions of significant terms in the disclosure document or in the conduct of trading in penny stocks; and

     o such other information and is in such form, including language, type, size and format, as the Securities and Exchange Commission shall require by rule or regulation.

Prior to effecting any transaction in penny stock, the broker-dealer also must provide the customer the following:

     o    the bid and offer quotations for the penny stock;

     o the compensation of the broker-dealer and its salesperson in the transaction;

     o the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

     o monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Holders of shares of our common stock may have difficulty selling those shares because our common stock will probably be subject to the penny stock rules.

Executive Compensation

Any compensation received by our officers, director, and management personnel will be determined from time to time by our Board of Directors, which presently consists of only one person, Mr. Wiegand. Our officers, director, and management personnel will be reimbursed for any out-of-pocket expenses incurred on our behalf.

As of December 31, 1999, we owed Mr. Wiegand, our president and director and principal shareholder, $63,891 for accrued salaries. During the year ended December 31, 2000, Mr. Wiegand used a portion of the accrued salaries as consideration for the exercise of common stock warrants. On July 21, 2000, Mr. Wiegand exercised 487,400 and 24,000 warrants that carried purchase prices of $.10 and $.25 per share, respectively. The purchase price of the stock totaled $54,740, which reduced the obligation owed to Mr. Wiegand from $63,891 to $9,151. During the year ended December 31, 2000, Mr. Wiegand earned salaries totaling $29,850, which increased our obligation to Mr. Wiegand to $39,001. The $39,001 is included in the accompanying consolidated financial statements as due to officer.

Compensation of directors. Mr. Wiegand receives no extra compensation for his service on our Board of Directors.

Employment Contracts. We do not currently have any employment contracts, plans, agreements, understandings or arrangements with any of our employees at this time.

Financial Statements

                             NORRLANSKA KROSS, INC.
                          (A Development Stage Company)

                   Index to Consolidated Financial Statements

                                                                            Page
                                                                            ----

Independent auditors' report ..........................................     F-2

Consolidated balance sheets, December 31, 2000 and 1999 ...............     F-3

Consolidated statements of operations, for the years ended
     December 31, 2000 and 1999, and January 1, 1992 (inception)
     through December 31, 2000 ........................................     F-4

Consolidated statement of shareholders' deficit, January 1, 1992
     (inception) through December 31, 2000 ............................     F-5

Consolidated statements of cash flows, for the years ended
     December 31, 2000 and 1999, and January 1, 1992 (inception)
     through December 31, 2000 ........................................     F-11

Summary of significant accounting policies ............................     F-12

Notes to consolidated financial statements ............................     F-14

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholders
Norrlanska Kross, Inc.


We have audited the consolidated balance sheets of Norrlanska Kross, Inc. (a development stage company) as of December 31, 2000 and 1999, and the related consolidated statements of operations, shareholders' deficit, and cash flows for the years ended December 31, 2000 and 1999, and from January 1, 1992 (inception) through December 31, 2000. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Norrlanska Kross, Inc. as of December 31, 2000 and 1999, and the results of their operations and their cash flows for the years ended December 31, 2000 and 1999, and from January 1, 1992 (inception) through December 31, 2000, in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in the Summary of Significant Accounting Policies, the Company has a working capital deficit at December 31, 2000 and has suffered significant operating losses from January 1, 1992 (inception) through December 31, 2000, which raise a substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in the Summary of Significant Accounting Policies. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Cordovano and Harvey, P.C.
Denver, Colorado
January 27, 2001

                             NORRLANSKA KROSS, INC.
                          (A Development Stage Company)

                           Consolidated Balance Sheets

                                                                                   December 31,
                                                                             ----------------------
                                                                                2000         1999
                                                                             ---------    ---------
Independent auditors' report Current assets:
     Cash and cash equivalents ...........................................   $  15,753    $     402
     Available-for-sale investment securities (Note C) ...................       1,406        2,266
                                                                             ---------    ---------

                                                                             $  17,160    $   2,668
                                                                             =========    =========

LIABILITIES AND SHAREHOLDERS' DEFICIT
CurrethroughiDecember 31, 2000
     Accounts payable ....................................................   $   3,814    $      --
     Accrued liabilities .................................................       4,674        2,174
     Due to officer (Note B) .............................................      39,001       63,891
                                                                             ---------    ---------
          Total current liabilities                                             47,490       66,065
                                                                             ---------    ---------
Summary of significant accounting policies Shareholders' deficit (Note D):
     Preferred stock, no par value, 500,000 shares authorized;
        -0- and -0- shares issued and outstanding, respectively ..........          --           --
     Common stock, no par value; 25,000,000 shares authorized;
        1,223,300 and 581,400 shares issued and outstanding, respectively      160,775       73,410
     Additional paid-in capital ..........................................       8,131        8,131
     Unrealized holding loss on available-for-sale securities (Note C) ...      (2,837)     (25,541)
     Deficit accumulated during development stage ........................    (196,399)    (119,397)
                                                                             ---------    ---------
          Total shareholders' deficit                                          (30,331)     (63,397)
                                                                             ---------    ---------

                                                                             $  17,159    $   2,668
                                                                             =========    =========


  See accompanying summary of significant accounting policies and notes to the financial statements.

                             NORRLANSKA KROSS, INC.
                          (A Development Stage Company)

                      Consolidated Statements of Operations

                                                                                                                        January 1,
                                                                                                                           1992
                                                                                                                       (Inception)
                                                                                         For the Year Ended              Through
                                                                                            December 31,               December 31,
                                                                                    ----------------------------       -----------
                                                                                       2000               1999            2000
                                                                                    ---------          ---------       -----------
Revenues:
     Management fees received from an affiliate (Note B) ..................         $      --          $      --        $  50,700

Operating expenses:
     General and administrative ...........................................            53,208                 60          198,209
     Rent (Note B) ........................................................             1,500              1,500            6,000
                                                                                    ---------          ---------        ---------
          Operating loss ..................................................           (54,708)            (1,560)        (153,509)

Non-operating income (expense):
     Interest income ......................................................                63                 --               90
     Gain (loss) on sale of securities (Note C) ...........................           (22,357)                --          (42,980)
                                                                                    ---------          ---------        ---------
          Loss before income taxes ........................................           (77,002)            (1,560)        (196,399)

Provision for income taxes (Note E) .......................................                --                 --               --
                                                                                    ---------          ---------        ---------

          Net Loss ........................................................         $ (77,002)         $  (1,560)       $(196,399)
                                                                                    =========          =========        =========


Basic and diluted loss per common share ...................................         $   (0.09)         $       *
                                                                                    =========          =========

Basic and diluted weighted average common
     shares outstanding ...................................................           834,906            581,400
                                                                                    =========          =========


*    Less than $.01 per share


  See accompanying summary of significant accounting policies and notes to the financial statements.

                             NORRLANSKA KROSS, INC.
                          (A Development Stage Company)

                 Consolidated Statement of Shareholders' Deficit

              January 1, 1992 (Inception) through December 31, 2000

                                                                                                  Comprehensive
                                                                                                     Income
                                                                                                  -------------    Deficit
                                                                                                   Unrealized    Accumulated
                                                 Preferred Stock      Common Stock     Additional   Holding        During
                                                 ---------------    -----------------   Paid-in      Gains       Development
                                                 Shares   Amount    Shares     Amount   Capital    and Losses       Stage     Total
                                                 ------   ------    ------     ------  ---------- -------------  -----------  -----

Balance, January 1, 1992 (inception) .........       --   $   --        --   $     --    $   --   $       --   $     --    $     --
January 1992, sale of common stock
   ($.096/share) .............................       --       --    52,000      5,000        --           --         --       5,000
June 1992, shares issued for services, at fair
   value ($.10/share) ........................       --       --    27,000      2,700        --           --         --       2,700
July 1992, sale of common stock
   ($.10/share) ..............................       --       --    90,000      9,000        --           --         --       9,000
August 1992, sale of common stock
   ($.10/share) ..............................       --       --   100,000     10,000        --           --         --      10,000
October 1992, sale of common stock
   ($.10/share) ..............................       --       --    40,000      4,000        --           --         --       4,000
December 1992, sale of common stock
   ($.10/share) ..............................       --       --    25,000      2,500        --           --         --       2,500
December 1992, shares issued for services, at
   fair value ($.10/share) ...................       --       --    12,000      1,200        --           --         --       1,200
December 1992, dividend on common stock
   (Note D) ..................................       --       --    49,800         --        --           --         --          --
December 1992, capital contributed by an
   officer ...................................       --       --        --         --     2,646           --         --       2,646
Offering costs incurred ......................       --       --        --     (3,000)       --           --         --      (3,000)
Net loss from January 1, 1992 (inception)
   through December 31, 1992 .................       --       --        --         --        --           --    (20,572)    (20,572)
                                                 ------   ------  ---------  --------    ------   ----------   ---------   --------
              BALANCE, DECEMBER 31, 1992 .....       --       --   395,800     31,400     2,646           --    (20,572)     13,474


  See accompanying summary of significant accounting policies and notes to the financial statements.

                             NORRLANSKA KROSS, INC.
                          (A Development Stage Company)

                 Consolidated Statement of Shareholders' Deficit

              January 1, 1992 (Inception) through December 31, 2000

                                                                                                  Comprehensive
                                                                                                     Income
                                                                                                  -------------    Deficit
                                                                                                   Unrealized    Accumulated
                                                 Preferred Stock      Common Stock     Additional   Holding        During
                                                 ---------------    -----------------   Paid-in      Gains       Development
                                                 Shares   Amount    Shares     Amount   Capital    and Losses       Stage     Total
                                                 ------   ------    ------     ------  ---------- -------------  -----------  -----

June 1993, sale of common stock
   ($.25/share) ..............................       --       --     4,000      1,000        --            --         --      1,000
July 1993, sale of common stock
   ($.25/share) ..............................       --       --     7,000      1,750        --            --         --      1,750
August 1993, sale of common stock
   ($.25/share) ..............................       --       --    18,000      4,500        --            --         --      4,500
October 1993, sale of common stock
   ($.25/share) ..............................       --       --    10,000      2,500        --            --         --      2,500
November 1993, sale of common stock
   ($.25/share) ..............................       --       --     9,000      2,250        --            --         --      2,250
December 1993, sale of common stock
   ($.25/share) ..............................       --       --    30,000      7,500        --            --         --      7,500
December 1993, capital contributed by an
   officer ...................................       --       --        --         --        30            --         --         30
Net loss .....................................       --       --        --         --        --            --     (3,006)    (3,006)
                                                 ------   ------   -------   --------    ------   -----------   --------    -------
              BALANCE, DECEMBER 31, 1993 .....       --       --   473,800     50,900     2,676            --    (23,578)    29,998

January 1994, sale of common stock
   ($.25/share) ..............................       --       --     2,500        625        --            --         --        625
January 1994, capital contributed by an
   officer ...................................       --       --        --         --        25            --         --         25
February 1994, sale of common stock
   ($.25/share) ..............................       --       --     2,500        625        --            --         --        625
February 1994, capital contributed by an
   officer ...................................       --       --        --         --       100            --         --        100


  See accompanying summary of significant accounting policies and notes to the financial statements.

                             NORRLANSKA KROSS, INC.
                          (A Development Stage Company)

                 Consolidated Statement of Shareholders' Deficit

              January 1, 1992 (Inception) through December 31, 2000

                                                                                                  Comprehensive
                                                                                                     Income
                                                                                                  -------------    Deficit
                                                                                                   Unrealized    Accumulated
                                                 Preferred Stock      Common Stock     Additional   Holding        During
                                                 ---------------    -----------------   Paid-in      Gains       Development
                                                 Shares   Amount    Shares     Amount   Capital    and Losses       Stage     Total
                                                 ------   ------    ------     ------  ---------- -------------  -----------  -----

February 1994, 89,000 common stock warrants
   issued in connection with stock sales .....       --       --        --         --        --           --         --          --
March 1994, sale of common stock
   ($.25/share) ..............................       --       --    16,000      4,000        --           --         --       4,000
March 1994, 16,000 common stock warrants
   issued in connection with stock sales .....       --       --        --         --        --           --         --          --
April 1994, sale of common stock
   ($.25/share) ..............................       --       --    12,000      3,000        --           --         --       3,000
April 1994, shares issued for services, at
   fair value ($.10/share) ...................       --       --    12,600      1,260        --           --         --       1,260
May 1994, 12,000 common stock warrants
   issued in connection with stock sales .....       --       --        --         --        --           --         --          --
June 1994, capital contributed by an
   officer ...................................       --       --        --         --       100           --         --         100
June 1994, sale of common stock
   ($.25/share) ..............................       --       --    12,000      3,000        --           --         --       3,000
July 1994, capital contributed by an
   officer ...................................       --       --        --         --       100           --         --         100
July 1994, 12,000 common stock warrants
   issued in connection with stock sales .....       --       --        --         --        --           --         --          --
October 1994, sale of common stock
   ($.20/share) ..............................       --       --    20,000      4,000        --           --         --       4,000
November 1994, 20,000 common stock warrants
   issued in connection with stock sales .....       --       --        --         --        --           --         --          --
Net loss .....................................       --       --        --         --        --           --    (15,690)    (15,690)
                                                 ------   ------   -------   --------    ------   ----------   --------    --------
              BALANCE, DECEMBER 31, 1994 .....       --       --   551,400     67,410     3,001           --    (39,268)     31,143


  See accompanying summary of significant accounting policies and notes to the financial statements.

                             NORRLANSKA KROSS, INC.
                          (A Development Stage Company)

                 Consolidated Statement of Shareholders' Deficit

              January 1, 1992 (Inception) through December 31, 2000

                                                                                                 Comprehensive
                                                                                                    Income
                                                                                                 -------------    Deficit
                                                                                                  Unrealized    Accumulated
                                               Preferred Stock      Common Stock     Additional    Holding        During
                                               ---------------    -----------------   Paid-in       Gains       Development
                                               Shares   Amount    Shares     Amount   Capital     and Losses       Stage     Total
                                               ------   ------    ------     ------  ----------  -------------  -----------  -----

February 1995, capital contributed by an
   officer ..................................    --       --        --         --         5              --         --            5
March 1995, sale of common stock
   ($.20/share) .............................    --       --     7,500      1,500        --              --         --        1,500
March 1995, 7,500 common stock warrants
   issued in connection with stock sales ....    --       --        --         --        --              --         --           --
May 1995, sale of common stock
   ($.20/share) .............................    --       --    12,500      2,500        --              --         --        2,500
May 1995, 12,500 common stock warrants
   issued in connection with stock sales ....    --       --        --         --        --              --         --           --
June 1995, capital contributed by an
   officer ..................................    --       --        --         --       200              --         --          200
August 1995, sale of common stock
   ($.20/share) .............................    --       --    10,000      2,000        --              --         --        2,000
August 1995, capital contributed by an
   officer ..................................    --       --        --         --       425              --         --          425
August 1995, 10,000 common stock warrants
   issued in connection with stock sales ....    --       --        --         --        --              --         --           --
Net loss ....................................    --       --        --         --        --              --     (7,519)      (7,519)
                                               ----   ------   -------   --------    ------   -------------   --------       ------
              BALANCE, DECEMBER 31, 1995 ....    --       --   581,400     73,410     3,631              --    (46,787)      30,254


  See accompanying summary of significant accounting policies and notes to the financial statements.

                             NORRLANSKA KROSS, INC.
                          (A Development Stage Company)

                 Consolidated Statement of Shareholders' Deficit

              January 1, 1992 (Inception) through December 31, 2000

                                                                                                Comprehensive
                                                                                                   Income
                                                                                                -------------    Deficit
                                                                                                 Unrealized    Accumulated
                                               Preferred Stock      Common Stock     Additional   Holding        During
                                               ---------------    -----------------   Paid-in      Gains       Development
                                               Shares   Amount    Shares     Amount   Capital    and Losses       Stage     Total
                                               ------   ------    ------     ------  ---------- -------------  -----------  -----

Comprehensive income (loss):
   Net loss ..................................     --       --        --         --        --          --       (15,280)    (15,280)
   Unrealized holding gain on investment
      securities available-for-sale ..........     --       --        --         --        --     103,388            --     103,388
                                                                                                                           --------
           Total comprehensive income (loss) .                                                                               88,108
                                               ------   ------   -------   --------    ------   ---------      --------    --------
              BALANCE, DECEMBER 31, 1996 .....     --       --   581,400     73,410     3,631     103,388       (62,067)    118,362

Office space contributed by officer (Note B)       --       --        --         --     1,500          --            --       1,500
Comprehensive income (loss):
   Net loss ..................................     --       --        --         --        --          --       (48,721)    (48,721)
   Unrealized holding loss on investment
      securities available-for-sale ..........     --       --        --         --        --    (120,748)           --    (120,748)
                                                                                                                           --------
           Total comprehensive income (loss) .                                                                             (169,469)
                                               ------   ------   -------   --------    ------   ---------      --------    --------
              BALANCE, DECEMBER 31, 1997 .....     --       --   581,400     73,410     5,131     (17,360)     (110,788)    (49,607)

Office space contributed by officer (Note B)       --       --        --         --     1,500          --            --       1,500
Comprehensive income (loss):
   Net loss ..................................     --       --        --         --        --          --        (7,049)     (7,049)
   Unrealized holding loss on investment
      securities available-for-sale ..........     --       --        --         --        --     (10,277)           --     (10,277)
                                                                                                                           --------
           Total comprehensive income (loss) .                                                                              (17,326)
                                               ------   ------   -------   --------    ------   ---------      --------    --------
              BALANCE, DECEMBER 31, 1998 .....     --       --   581,400     73,410     6,631     (27,637)     (117,837)    (65,433)

Office space contributed by officer (Note B)       --       --        --         --     1,500          --            --       1,500


  See accompanying summary of significant accounting policies and notes to the financial statements.

                             NORRLANSKA KROSS, INC.
                          (A Development Stage Company)

                 Consolidated Statement of Shareholders' Deficit

              January 1, 1992 (Inception) through December 31, 2000

                                                                                                  Comprehensive
                                                                                                     Income
                                                                                                  -------------    Deficit
                                                                                                   Unrealized    Accumulated
                                                 Preferred Stock      Common Stock     Additional   Holding        During
                                                 ---------------    -----------------   Paid-in      Gains       Development
                                                 Shares   Amount    Shares     Amount   Capital    and Losses       Stage     Total
                                                 ------   ------    ------     ------  ---------- -------------  -----------  -----

Comprehensive income (loss):
   Net loss ..................................      --       --        --         --        --          --       (1,560)     (1,560)
   Unrealized holding gain on investment
      securities available-for-sale (Note C) .      --       --        --         --        --       2,096           --       2,096
                                                                                                                           --------
           Total comprehensive income (loss) .                                                                                  536
                                                ------   ------   -------   --------    ------    --------     --------    --------
              BALANCE, DECEMBER 31, 1999 .....      --       --   581,400     73,410     8,131     (25,541)    (119,397)    (63,397)

July 2000, exercise of common stock warrants
   ($.10/share) (Note B) .....................      --       --   487,400     48,740        --          --           --      48,740
July 2000, exercise of common stock warrants
   ($.25/share) (Note B) .....................      --       --    24,000      6,000        --          --           --       6,000
July 2000, stock issued in exchange for
   expenses paid on behalf of the Company by
   an affiliate ($.25/share) (Note B) ........      --       --    42,500     10,625        --          --           --      10,625
July 2000, 250,000 common stock warrants
   issued to officer (Note B) ................      --       --        --         --        --          --           --          --
October 2000, sale of common stock
   ($.25/share) ..............................      --       --    40,000     10,000        --          --           --      10,000
December 2000, sale of common stock
   ($.25/share) ..............................      --       --    48,000     12,000        --          --           --      12,000
Comprehensive income (loss):
   Net loss ..................................      --       --        --         --        --          --      (77,002)    (77,002)
   Unrealized holding loss reclassified to
      realized loss on securities available-
      for-sale (Note C)                             --       --        --         --        --      22,704           --      22,704
                                                                                                                           --------
           Total comprehensive income (loss) .                                                                              (54,298)
                                                ------   ------  ---------  --------    ------    --------     ---------   --------
              BALANCE, DECEMBER 31, 2000 .....      --   $   --  1,223,300  $160,775    $8,131    $ (2,837)    $(196,399)  $(30,330)
                                                ======   ======  =========  ========    ======    ========     =========   ========


  See accompanying summary of significant accounting policies and notes to the financial statements.

                              NORRLANSKA KROSS, INC
                          (A Development Stage Company)

                      Consolidated Statements of Cash Flows

                                                                                                 January 1,
                                                                                                   1992
                                                                                                 (Inception)
                                                                        For the Year Ended        Through
                                                                           December 31,         December 31,
                                                                     -----------------------   -------------
                                                                        2000         1999          2000
                                                                     ----------   ----------   -------------
Cash flows from operating activities:
      Net loss ...................................................   $ (77,002)   $  (1,560)   $   (196,399)
      Transactions not requiring cash:
         Realized (gain) loss on sale of securities (Note C) .....      22,357           --          42,980
         Common stock issued for services provided and
            expenses paid on behalf of the Company ...............      10,625           --          44,398
         Office space contributed by the President (Note B) ......          --        1,500           4,500
         Changes in current liabilities:
            Increase in accounts payable and accrued liabilities .      36,164           --          47,489
                                                                     ---------    ---------    ------------
               Net cash used in operating activities .............      (7,856)         (60)        (57,032)
                                                                     ---------    ---------    ------------

Cash flows from investing activities:
      Proceeds from the sale of investment securities ............       5,450           --          17,476
      Investment security purchases ..............................      (4,243)          --         (43,732)
                                                                     ---------    ---------    ------------
               Net cash provided by (used in) investing activities       1,207           --         (26,256)
                                                                     ---------    ---------    ------------

Cash flows from financing activities:
      Proceeds from sale of stock (Note D) .......................      22,000           --          98,410
      Capital contribution by officer (Note B) ...................          --           --           3,631
      Payments for offering costs ................................          --           --          (3,000)
                                                                     ---------    ---------    ------------
               Net cash provided by financing activities .........      22,000           --          99,041
                                                                     ---------    ---------    ------------

                    Change in cash ...............................      15,351          (60)         15,753
Cash, beginning of period ........................................         402          462              --
                                                                     ---------    ---------    ------------
Cash, end of period ..............................................   $  15,753    $     402    $     15,753
                                                                     =========    =========    ============

Supplemental disclosure of cash flow information:
      Cash paid during the period for:
         Interest ................................................   $      --    $      --    $         --
                                                                     =========    =========    ============
         Income taxes ............................................   $      --    $      --    $         --
                                                                     =========    =========    ============

      Non-cash financing activity:
         Stock issued to officer in exchange for past
            compensation (Note B) ................................   $  54,740    $      --    $     54,740
                                                                     =========    =========    ============
         Unrealized holding gains (losses) (Note C) ..............   $  22,704    $   2,096    $     (2,837)
                                                                     =========    =========    ============


  See accompanying summary of significant accounting policies and notes to the financial statements.

                   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development stage company

Norrlanska Kross, Inc. (the "Company") is in the development stage in accordance with Financial Accounting Standards Board Statements of Financial Accounting Standards (SFAS) No. 7 "Accounting and Reporting by Development Stage Enterprises".

Use of estimates

The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash equivalents

For the purposes of the consolidated statements of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Investment securities

Management determines the appropriate classification of investment securities at the time they are acquired and evaluates the appropriateness of such classifications at each balance sheet date. As of December 31, 2000 and 1999, all investment securities were classified as available-for-sale securities.

Available-for-sale securities

Available-for-sale securities consist of marketable equity securities. The securities are stated at fair value and unrealized gains and losses, net of the related tax effect, are reported as a separate component of shareholders' deficit.

Comprehensive income

Comprehensive income consists of net income and the unrealized holding gain
(loss) on available-for-sale investment securities and is presented in the statement of shareholders' deficit. Income taxes

Income taxes are provided for the tax effects of transactions reported in the consolidated financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the recorded book basis and the tax basis of assets and liabilities for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes are also recognized for operating losses that are available to offset future taxable income and tax credits that are available to offset future federal income taxes.

                             NORRLANSKA KROSS, INC.
                          (A Development Stage Company)

                   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Earnings (loss) per share

The Company reports earnings (loss) per share using a dual presentation of basic and diluted earnings per share. Basic earnings per share has been computed on the weighted average of common shares outstanding. Diluted loss per share utilizes the average market price per share when applying the treasury stock method in determining common stock equivalents. The Company had 429,000 and 690,400 warrants outstanding at December 31, 2000 and 1999, respectively, which entitled holders to purchase shares of the Company's common stock at prices ranging from $.10 to $.25 per share. However, as of December 31, 2000 and 1999, all of the warrants were anti-dilutive; therefore, there was no variance between the basic and diluted loss per share.

Fair value of financial instruments

SFAS 107, "Disclosure About Fair Value of Financial Instruments," requires certain disclosures regarding the fair value of consolidated financial instruments. The Company has determined, based on available market information and appropriate valuation methodologies, the fair value of its financial instruments approximate carrying value. The carrying amounts of cash, investments, accounts payable, and other current liabilities approximate fair value due to the short-term maturity of the instruments.

Stock-based compensation

SFAS No. 123, "Accounting for Stock-Based Compensation" was issued in October 1995. This accounting standard permits the use of either a "fair value based method" or the "intrinsic value method" defined in Accounting Principles Board Opinion 25, "Accounting for Stock Issued to Employees" (APB 25) to account for stock-based compensation arrangements. Companies that elect to use the method provided in APB 25 are required to disclose pro forma net income and pro forma earnings per share information that would have resulted from the use of the fair value based method. The Company adopted SFAS No. 123 during the period ended September 30, 1999; however, the Company has elected to continue to determine the value of stock-based compensation arrangements with employees under the provisions of APB 25. Pro forma disclosures have been included with the accompanying consolidated financial statements at Note D.

Basis of presentation

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. As shown in the accompanying consolidated financial statements, the Company is a development stage company with a working capital deficit at December 31, 2000 totaling $30,330 and net losses of $196,399 from January 1, 1992 (inception) through December 31, 2000. These factors among others may indicate that the Company will be unable to continue as a going concern for a reasonable time.

The consolidated financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company's continuation as a going concern is dependent upon its ability to merge with or acquire an operating company on a timely basis and ultimately to attain profitability (see Note A).

                             NORRLANSKA KROSS, INC.
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE A: BACKGROUND

The Company was incorporated under the laws of Colorado on December 11, 1991. The Company was formed to transact any lawful business for which corporations may be incorporated pursuant to the Colorado Corporation Code. During the period from January 1, 1992 (inception) through October 28, 1996, the Company's business consisted of management consulting for an unconsolidated affiliate corporation. Commencing October 29, 1996, management changed the plan of operation in order to engage in the business of acquiring an asset or business through a merger or acquisition.

On November 3, 2000, the Company entered into a Letter of Intent with Cajas de Seguridad Electronic (Bahamas), a Mexican corporation, and its affiliate, All Safes Technology, Inc., a Canadian corporation (collectively "CSE"). Under the terms of the Letter of Intent, the Company would incorporate a wholly owned subsidiary, Caseel, Inc. The Company would "spin-off" Caseel by a share dividend to its shareholders, assist Caseel to locate market makers and initiate trading of its common shares over the OTCBB, and conduct one or more private placements to raise capital for the operations of Caseel. Through a reverse acquisition, Caseel would acquire all of the issued and outstanding shares of CSE, and in exchange, CSE would receive 6.3 million shares of Caseel's common stock. The surviving entity would then file an Securities and Exchange Commission ("SEC") Form SB-2 registration statement to register all shares. To date, no definitive agreement has been reached between the companies. There is no assurance that an agreement will be reached or that the Letter of Intent will result in a business combination of any type.

On November 22, 2000, the Company entered into a Letter of Intent with Battery Power Online, Inc., a Canadian corporation ("BPO"). Under the terms of the Letter of Intent, the Company would incorporate a wholly owned subsidiary, Battery Power Online U.S.A., Inc. ("Battery USA"). The Company would "spin-off" Battery USA by a share dividend to its shareholders, assist Battery USA to locate market makers and initiate trading of its common shares over the OTCBB, and conduct one or more private placements to raise capital for the operations of Battery USA. Through a reverse acquisition, Battery USA would acquire all of the issued and outstanding shares of BPO, and in exchange, BPO would receive 6.3 million shares of Battery USA's common stock. The surviving entity would then file an SEC Form SB-2 registration statement to register all shares (see Note
E).

The Company incorporated Caseel, Inc. and Battery Power Online U.S.A., Inc., both wholly owned subsidiaries, in the State of Colorado on December 4, 2000 and December 19, 2000, respectively. All intercompany transactions between the Norrlanska Kross, Inc. and its subsidiaries were eliminated in consolidation.

NOTE B: RELATED PARTY TRANSACTIONS

For the period from January 1, 1992 (inception) through December 31, 1999, an officer provided office space to the Company at no charge. For the year ended December 31, 1999, $1,500 was included in the accompanying consolidated financial statements as rent expense with a corresponding credit to contributed capital. During the year ended December 31, 2000, the Company paid the officer $1,500 for use of the office space. The office space was valued at $1,500 per year based on the market rate in the local area.

                             NORRLANSKA KROSS, INC.
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 1999, the Company owed an officer $63,891 for accrued salaries. During the year ended December 31, 2000, the officer used a portion of the accrued salaries as consideration for the exercise of common stock warrants. On July 21, 2000, the officer exercised 487,400 and 24,000 warrants that carried purchase prices of $.10 and $.25 per share, respectively. The purchase price of the stock totaled $54,740, which reduced the obligation owed to the officer from $63,891 to $9,151. During the year ended December 31, 2000, the officer earned salaries totaling $29,850, which increased the Company's obligation to the officer to $39,001. The $39,001 is included in the accompanying consolidated financial statements as due to officer.

During the year ended December 31, 2000, an affiliate paid professional fees and general and administrative expenses on behalf of the Company, which totaled $10,625. On July 21, 2000, the Company issued 42,500 shares of its no par value common stock to the affiliate as payment for the expenses.

On July 22, 2000, the Company issued warrants to an officer to purchase 250,000 shares of the Company's no par value common stock at $.25 per share (see Note
D).

During the period from January 1, 1992 (inception) through December 31, 1996, the Company advanced $36,973 to an affiliate for working capital and received 10,199 shares of the affiliate's common stock as payment for the advances. During the same period, the Company charged the affiliate $50,700 in management fees and received $16,250 and 9,503 shares of the affiliate's common stock as payment for the management fees.

During the period from January 1, 1992 (inception) through December 31, 1996, an officer contributed $3,631 to the Company for working capital. The $3,631 is included in the accompanying consolidated financial statements as additional paid-in capital.

NOTE C: INVESTMENT SECURITIES

Following is a summary of investment securities at December 31, 2000 and 1999:

                                                            December 31,
                                                      ----------------------
                                                        2000         1999
                                                      --------     ---------
   Available-for-sale securities:
     Equity securities, at cost .................     $ 4,243      $ 27,807
     Gross unrealized losses ....................      (2,837)      (25,541)
                                                      -------      --------
                 Equity securities, at fair value       1,406         2,266
                                                      =======      ========

                             NORRLANSKA KROSS, INC.
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Changes in the unrealized holding losses on available-for-sale investment securities during the years ended December 31, 2000 and 1999, are as follows:

                                                        December 31,
                                                    --------------------
                                                      2000        1999
                                                    --------    --------
      Beginning balance, unrealized holding loss    $(25,541)   $(27,637)
        Unrealized holding gains ................         --       2,096
        Unrealized holding losses reclassified to
          realized losses .......................     22,704          --
                                                    --------    --------
          Ending balance, unrealized holding loss   $ (2,837)   $(25,541)
                                                    ========    ========

Following is a summary of investment gains and losses recognized in income during the years ended December 31, 2000 and 1999:

                                                    December 31,
                                                --------------------
                                                    2000        1999
                                                --------    --------
            Available-for-sale securities:
              Realized gains ................   $     --    $     --
              Realized losses ...............    (22,357)         --
                                                --------    --------
                Loss on investment securities   $(22,357)   $     --
                                                ========    ========

NOTE D: SHAREHOLDERS' DEFICIT

The Company is authorized to issue 500,000 shares of no par value preferred stock. As of December 31, 2000, no preferred stock is issued and outstanding. The preferred shares of stock carry no pre-emptive or cumulative voting rights. The Board of Directors has the authority to divide the preferred shares into series and to fix by resolution, the voting powers, designation, preferences, and relative participating, optional, or other special rights, and the qualifications, limitations, or restrictions of the shares of any series so established.

During the year ended December 31, 2000, the Company sold 88,000 shares of its no par value common stock for $22,000, or $.25 per share.

In December 1992, the Company paid a common stock dividend of 49,800 shares. Because the Company had no reinvested earnings and the common stock had no par value, the issuance of the common stock dividend had no effect on total shareholders' deficit.

                             NORRLANSKA KROSS, INC.
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Stock-based compensation

During the period from January 1, 1992 (inception) through December 31, 1995, the Company issued 487,400, 50,000, and 153,000 warrants to purchase common stock at $.10, $.20, and $.25 per share, respectively. On July 21, 2000, an officer exercised 511,400 warrants as payment for prior years' compensation (see Note B). On July 22, 2000, the Company issued warrants to the officer to purchase an additional 250,000 shares of common stock at $.25 per share, which management determined as the fair value of the common stock based on contemporaneous transactions and other analysis. All warrants were fully vested on the date of issuance. The following schedule summarizes the changes in the Company's outstanding warrants:

                               Warrants Outstanding and Exercisable
                               ------------------------------------   Weighted Average
                               Number of             Exercise Price    Exercise Price
                                 Shares                Per Share         Per Share
                               ---------             --------------   ----------------
Balance at December 31, 1998    690,400               $.10 to $.25          $0.14
   Warrants issued .........         --                         --          $  --
   Warrants exercised ......         --                         --          $  --
   Warrants canceled .......         --                         --          $  --
                               --------               ------------          -----

Balance at December 31, 1999    690,400               $.10 to $.25          $0.14
   Warrants issued .........    250,000               $   0.25   $           0.25
   Warrants exercised ......   (511,400)              $.10 to $.25          $0.11
   Warrants canceled .......         --                         --          $  --
                               --------               ------------          -----

Balance at December 31, 2000    429,000               $.20 to $.25          $0.24
                                                      ============          ======

The weighted average fair value of the 250,000 warrants issued during the year ended December 31, 2000 was $.126 per share. All other warrants were issued before December 31, 1995.

The issued and outstanding warrants were each issued with exercise periods of ten years and expire from 2004 through 2010.

Pro forma information regarding net income and earnings per share is required by SFAS 123 as if the Company had accounted for its issued warrants under the fair value method of that Statement. The fair value for these warrants was estimated at the date of issuance using the Black-Scholes option-pricing model with the following assumptions:

                   Risk-free interest rate ......         6.00%
                   Dividend yeild ...............         0.00%
                   Volatility factor ............        50.00%
                   Weighted average expected life       5 years

                             NORRLANSKA KROSS, INC.
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Black-Scholes options valuation model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's warrants have characteristics significantly different from those of traded 7options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its warrants. However, the Company has presented the pro forma net loss and pro forma basic and diluted loss per common share using the assumptions noted above.

                                                  For the Years Ended
                                                      December 31,
                                               ------------------------
                                                  2000           1999
                                               ----------      --------

         Net loss, as reported ...........     $  (77,002)     $(1,560)
                                               ==========      =======
         Pro forma net loss ..............     $ (108,502)     $(1,560)
                                               ==========      =======

         Basic and diluted loss per common
            share, as reported ...........     $    (0.09)     $     *
                                               ==========      =======
         Pro forma basic and diluted loss
            per common share .............     $    (0.13)     $     *
                                               ==========      =======

*    Less than $.01 per share

NOTE E:  INCOME TAXES

A reconciliation of the U.S. statutory federal income tax rate to the effective rate is as follows:

                                                       December 31,
                                                  ----------------------
                                                    2000         1999
                                                  ---------    ---------
     U.S. federal statutory graduated rate ....     18.18%       15.00%
     State income tax rate,
        net of federal benefit ................      3.89%        4.04%
     Net operating loss for which no tax
        benefit is currently available ........    -22.07%      -19.04%
                                                  -------      -------
                                                     0.00%        0.00%
                                                  =======      =======

At December 31, 2000, deferred taxes consisted of a net tax asset of $39,975, due to operating loss carryforwards of $196,399, which was fully allowed for, in the valuation allowance of $39,975. The valuation allowance offsets the net deferred tax asset for which there is no assurance of recovery. The changes in the valuation allowance for the years ended December 31, 2000 and 1999 were $16,994 and $297, respectively. Net operating loss carryforwards will expire through 2020.

                             NORRLANSKA KROSS, INC.
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The valuation allowance will be evaluated at the end of each year, considering positive and negative evidence about whether the asset will be realized. At that time, the allowance will either be increased or reduced; reduction could result in the complete elimination of the allowance if positive evidence indicates that the value of the deferred tax asset is no longer impaired and the allowance is no longer required.

NOTE E: SUBSEQUENT EVENT

Definitive merger agreement

On January 31, 2001, the Company entered into an Agreement and Plan of Reorganization with Battery Power Online, Inc. in accordance with the terms disclosed in the Letter of Intent (See Note A).

Letter of intent

On January 15, 2001, the Company entered into a Letter of Intent with Enviro-Quest Technologies, Inc., a Canadian corporation ("EQT"). Under the terms of the Letter of Intent, the Company would incorporate a wholly owned subsidiary, Enviro-Quest Technologies U.S.A., Inc. ("Enviro USA"). The Company would "spin-off" Enviro USA by a share dividend to its shareholders, assist Enviro USA to locate market makers and initiate trading of its common shares over the OTCBB, and conduct one or more private placements to raise capital for the operations of Enviro USA. Through a reverse acquisition, Enviro USA would acquire all of the issued and outstanding shares of EQT, and in exchange, EQT would receive 6.8 million shares of Enviro USA's common stock. The surviving entity would then file an SEC Form SB-2 registration statement to register all shares. There is no assurance that an agreement will be reached or that the Letter of Intent will result in a business combination of any type.

The Company incorporated Enviro-Quest Technologies U.S.A., Inc. a wholly owned subsidiary, on January 26, 2001.

Common stock issuance

On January 26, 2001, the Company issued 156,004 shares of its no par value common stock to an officer as payment for the $39,001 obligation owed as of December 31, 2000. The Company valued the stock at $.25 per share, which management determined as the fair value of the common stock based on contemporaneous transactions and other analysis.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

There have been no disagreements with our accountants since our formation required to be disclosed pursuant to Item 304 of Regulation S-B.

                                  LEGAL MATTERS

The validity of the issuance of the shares of common stock offered by the selling security holders has been passed upon by the law firm of Stepp Law Group, located in Newport Beach, California.

                                     EXPERTS

Our financial statements for the years ended December 31, 1999 and 2000 appearing in this prospectus which is part of a registration statement have been audited by Cordovano an Harvey, P.C. and are included in reliance upon such reports given upon the authority of Cordovano an Harvey, P.C. as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

We have filed a registration statement on Form SB-2 with the Securities and Exchange Commission pursuant to the Securities Act of 1933 with respect to the common stock offered by the selling security holders. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information regarding us and our common stock offered hereby, reference is made to the registration statement and the exhibits and schedules filed as a part of the registration statement. Information in this prospectus concerning the contents of any contract or any other document referred to is not necessarily complete. Reference is made in each instance to the copy of such contract or document filed as an exhibit to the registration statement. All of that information is qualified in all respects by such reference to such exhibit.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers

Article X of our Articles of Incorporation provide, among other things, that our officers or directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as an officer or director, except for liability

     o for any breach of such officer's or director's duty of loyalty to us or our security holders;

     o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

     o liability for unlawful payments of dividends or unlawful stock purchase or redemption by us; or

     o for any transaction from which such officer or director derived any improper personal benefit.

Accordingly, our officers or directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless such act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Indemnification Agreements. We anticipate that we will enter into indemnification agreements with Mr. Wiegand pursuant to which we will agree to indemnify him for all expenses and liabilities, including criminal monetary judgments, penalties and fines, incurred by him in connection with any criminal or civil action brought or threatened against such person by reason of him being or having been our officer or director or employee. In order to be entitled to indemnification by us, Mr. Wiegand must have acted in good faith and in a manner Mr. Wiegand believed to be in our best interests and, with respect to criminal actions, Mr. Wiegand must have had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Other Expenses of Issuance and Distribution

We will pay all expenses in connection with the registration and sale of the common stock by the selling security holders. The estimated expenses of issuance and distribution are set forth below.

          ===============================================================
          Registration Fees                 Approximately   $      187.32
          ---------------------------------------------------------------
          Transfer Agent Fees               Approximately   $      500.00
          ---------------------------------------------------------------
          Costs of Printing and Engraving   Approximately   $      500.00
          ---------------------------------------------------------------
          Legal Fees                        Approximately   $   15,000.00
          ---------------------------------------------------------------
          Accounting Fees                   Approximately   $   10,000.00
          ===============================================================

Recent Sales of Unregistered Securities

There have been no sales of unregistered securities within the last three years, which would be required to be disclosed pursuant to Item 701 of Regulation S-B, except for the following:

On January 26, 2001, we issued 156,004 shares of our common stock to Mr. Wiegand as payment for the $39,001


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

obligation owed as of December 31, 2000. We believe the shares were issued in a transaction which satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of that act and Rule 506 of Regulation D promulgated pursuant to that act by the Securities and Exchange Commission. We valued the stock at $.25 per share, which management determined as the fair value of the common stock based on contemporaneous transactions and other analysis.

On or about February 28, 2001, we issued 40,000 shares of our common stock to an accredited investor, Larry Johnston, for $0.25 per share.

During fiscal 2000, we issued a total of 88,000 shares of common stock at a price of $0.25 per share in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of that act and Rule 506 of Regulation D promulgated pursuant to that act by the Securities and Exchange Commission. Our net proceeds were approximately $22,000.

On July 21, 2000, Mr. Wiegand exercised 487,400 and 24,000 warrants that carried purchase prices of $.10 and $.25 per share, respectively. We issued 511,400 shares of common stock to Mr. Wiegand in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of that act and Rule 506 of Regulation D promulgated pursuant to that act by the Securities and Exchange Commission. The purchase price of the stock totaled $54,740, which reduced the obligation owed to Mr. Wiegand from $63,891 to $9,151.

Exhibits

Copies of the following documents are filed with this registration statement, Form SB-2, as exhibits:

Exhibit No.
-----------

1.   Underwriting Agreement (not applicable)

2.   Agreement and Plan of Reorganization with Battery Power Online, Inc.

3.1  Articles of Incorporation (Charter Document)

3.2  Certificate of Amendment of Articles of Incorporation

3.3  Bylaws

8.   Opinion Re: Tax Matters (not applicable)

11.  Statement Re: Computation of Per Share Earnings*

15.  Letter on unaudited interim financial information (not applicable)

23.1 Consent of Auditors

24. Power of Attorney is included on the signature page of the registration statement

*    Included in Financial Statements

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

Undertakings

A. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

B. We hereby undertake:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To specify in the prospectus any facts or events arising after the effective date of the registration statement, or most recent post-effective amendment thereof, which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered, and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) (Section 230.424(b) of Regulation S-B) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


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

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, in the city of Longwood, Colorado, on May 10, 2001.


Norrlanska Kross, Inc.,
a Colorado corporation


/s/     James B. Wiegand
------------------------------------
James B. Wiegand
president, director


In accordance with the requirements of the Securities Act of 1933, this registration statement was signed on this 10th day of May, 2001, the following persons in the capacities and on the dates stated:


/s/     James B. Wiegand                    May 10, 2001
------------------------------------
James B. Wiegand
president, director


/s/     Janet S. Collins                    May 10, 2001
------------------------------------
Janet S. Collins
Secretary


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

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints and hereby authorizes James B. Wiegand with the full power of substitution, as attorney-in-fact, to sign in such person's behalf, individually and in each capacity stated below, and to file any amendments, including post-effective amendments to this Registration Statement.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.


Norrlanska Kross, Inc.,


/s/     James B. Wiegand                    May 10, 2001
------------------------------------
James B. Wiegand
president, director


/s/     Janet S. Collins                    May 10, 2001
------------------------------------
Janet S. Collins
Secretary


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